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                                                                     EXHIBIT 4.7

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

        This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), effective as of June 30, 1999, is entered into by and among U.S. CONCRETE, INC., a Delaware corporation, (the "Company"), the Guarantors party thereto, the Lenders signatory hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively, the "Lenders") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, individually as a Lender, and as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), NationsBank, N.A. (D/B/A Bank of America, N.A.), as Syndication Agent, and Bank One, Texas, NA and Credit Lyonnais New York Branch, as Co-Agents for the Lenders.

                              PRELIMINARY STATEMENT

                  WHEREAS, the Company, the Guarantors, the Lenders, the Administrative Agent, the syndication agent and the co-agents have entered into that certain Credit Agreement dated as of May 28, 1999 (said Credit Agreement, as amended and as may be amended, extended, supplemented or amended and restated from time to time, the "Credit Agreement"); and

                  WHEREAS, the Company has requested the Lenders and the Administrative Agent to amend and modify certain terms of the Credit Agreement; and

                  WHEREAS, the Lenders and the Administrative Agent have agreed to do so to the extent reflected in this Amendment, provided that each of the Company and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents and agrees to make certain other amendments as set forth here.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expresses, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms and Overall Changes. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Amendment to Section 5.10. Section 5.10 of the Credit Agreement is hereby restated in its entirety to read as follows:



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                  "SECTION 5.10. Collateral . (a) The Borrower will, and will cause each of its Subsidiaries to, (i) within 60 days of the Effective Date provide evidence satisfactory to the Administrative Agent that substantially all Certificates of Title for each vehicle with a gross vehicle weight in excess of 40,000 pounds, including all mixer trucks and aggregate delivery trucks, owned by the Borrower or any Subsidiary have been submitted to the appropriate state department of motor vehicles or other regulatory authority as appropriate for the jurisdiction of location of such vehicle for the purpose of having the Administrative Agent for the benefit of the Lenders recorded as lienholder on each of such Certificates of Title, (ii) within 30 days of the acquisition after the Effective Date of any vehicle weighing in excess of 40,000 pounds, provide evidence satisfactory to the Administrative Agent that the Certificate of Title for such newly acquired vehicle shall have been submitted to the appropriate state department of motor vehicles or other regulatory authority as appropriate for the jurisdiction of location of such vehicle for the purpose of having the Administrative Agent for the benefit of the Lenders recorded as lienholder on each such Certificate of Title; provided, that in either case of (i) or (ii) above and so long as there is no Default or Event of Default, any Certificate of Title which evidences the Administrative Agent for the benefit of the Lenders as lienholder shall be returned to the Borrower, (iii) promptly upon receipt, provide to the Administrative Agent a copy of each Certificate of Title submitted pursuant to clause (i) and (ii) above showing the Administrative Agent as lienholder and (iv) use reasonably commercial efforts to provide to the Administrative Agent within 60 days of the Effective Date landlord's consents to the assignment of leasehold estates not pledged pursuant to Section 4.01(c)(iv) and to execute leasehold deeds of trust or mortgages, subject only to Permitted Liens, granting a first priority perfected security interest in such leasehold interests.

                           (b) Upon acquisition of any (i) fee interest in any real property or (ii) material leasehold interest in any real property used in the operation (as opposed to administration) of the business of the Borrower or any Subsidiary, the Borrower will, and will cause each of its Subsidiaries to, (y) execute in form and substance reasonably satisfactory to the Administrative Agent, a deed of trust or mortgage, as applicable, in respect of such fee interest and (z) use reasonably commercial efforts to execute in form and substance reasonably satisfactory to the Administrative Agent, a leasehold deed of trust or mortgage, as applicable, in each case granting a first priority perfected Lien on such property as collateral for the Loans, subject only to Permitted Liens.

                           (c) The Borrower will, and will cause each of its Subsidiaries to, use reasonably commercial efforts in negotiating any material new lease or the


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         renewal or extension of any existing lease covering real property to provide in such lease that the interest of the lessee may be hypothecated without any further approval of the landlord.

                            (d) The Borrower shall provide to the Administrative Agent certified copies of Requests for Information or Copies (Form UCC-11) or equivalent commercially obtained reports, dated within 90 days of the Effective Date listing all effective financing statements which name any of the Borrower or any Founding Company or any of their Subsidiaries (under any of their present names and any previous names) as debtor and which are filed in all jurisdictions in which the Borrower or any of its Subsidiaries owns property or conducts business, together with copies of such financing statements.

                           (e) The Borrower shall provide to the Administrative Agent, upon request, a bring down or date down certificate to any preliminary title reports provided pursuant to Section 4.01(q), as evidence to the Administrative Agent of satisfactory release of any financing or tax lien encumbering any property subject to the Security Documents delivered pursuant to Section 4.01(c)(iv)."

                  3. Amendment to Section 6.02(d). Section 6.02(d) of the Credit Agreement is restated in its entirety to read as follows:

                           "(d) Liens securing potential prepayment obligations of Walker's Concrete, Inc. to Union Bank of California encumbering assets of Walker's Concrete, Inc.; provided (i) no further Indebtedness is owing by the Borrower or any Subsidiary to said bank and (ii) said Liens are fully extinguished and released prior to July 31, 1999; and"

                  4. Ratification. Each of the Company and each Guarantor hereby ratifies all of its obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Company or any Guarantor released from any covenant, warranty or obligation created by or contained herein.

                  5. Representations and Warranties. Each of the Company and each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Company and such Guarantor, as the case may be,


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subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Company or such Guarantor, as the case may be, in accordance with its terms, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except as heretofore otherwise disclosed in writing to the Administrative Agent, (d) no Default exists under the Credit Agreement or under any of Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Company and each Guarantor.

                  6. Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery hereof by all parties to the Administrative Agent and receipt by the Administrative Agent of (a) this Amendment and (b) a certificate of an officer of the Company certifying that all conditions in Section 4.02 of the Credit Agreement shall be satisfied.

                  7. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

                  8. Governing Law. THIS AGREEMENT, ALL NOTES, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS UNDER THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF TEXAS AND OF THE UNITED STATES.

                  9. Final Agreement of the Parties. THIS AMENDMENT AND THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                            COMPANY:

                                     U.S. CONCRETE



                                     By:
                                              Michael W. Harlan
                                              Senior Vice President

                            GUARANTORS:

                                     Baer Concrete, Incorporated, a New Jersey
                                          corporation
                                     Bay Cities Building Materials Co., Inc., a
                                          California corporation
                                     B.C.B.M. Transport, Inc., a California
                                          corporation
                                     Central Concrete Supply Co., Inc. a
                                          California corporation
                                     Opportunity Concrete Corporation, a
                                          District of Columbia corporation
                                     R.G. Evans/Associates, d/b/a/ Santa Rosa
                                          Cast Products Co., a California
                                          corporation
                                     Walker's Concrete, Inc., a California
                                          corporation



                                     By:
                                              Michael W. Harlan
                                              Vice President



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                               ADMINISTRATIVE AGENT/LENDER:

                                         CHASE BANK OF TEXAS,
                                         NATIONAL ASSOCIATION



                                               By:
                                                      James R. Dolphin
                                                      Senior Vice President




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                               SYNDICATION AGENT/LENDER:

                                         NATIONSBANK, N.A.
                                         (D/B/A BANK OF AMERICA, N.A.)



                                         By:

                                         Name:

                                         Title:






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                               LENDER:

                                         THE BANK OF NOVA SCOTIA





                                         By:

                                         Name:
                                         Title:





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                              CO-AGENT/LENDER:

                                         BANK ONE, TEXAS, N.A.



                                         By:

                                         Name:
                                         Title:





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                              LENDER:

                                         BRANCH BANKING & TRUST COMPANY



                                         By:

                                         Name:
                                         Title:





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                              LENDER:

                                         COMERICA BANK



                                         By:

                                         Name:
                                         Title:






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                              CO-AGENT/LENDER:

                                         CREDIT LYONNAIS
                                         NEW YORK BRANCH



                                         By:

                                         Name:
                                         Title: